AMENDED AND RESTATED
                       TERM LOAN PROMISSORY NOTE

DATE OF NOTE:  February 9, 2000

AMOUNT OF NOTE: ONE MILLION FOUR HUNDRED THOUSAND DOLLARS ($1,400,000)

MATURITY DATE:  June 30, 2004
     FOR VALUE RECEIVED, the undersigned ("Borrower"), does hereby promise to pay to the order of THE PROVIDENT BANK, an Ohio banking corporation, or its successors or assigns, at its office located at 10 West Second Street, Courthouse Plaza, Suite 1100, Dayton, Ohio 45402 ("Lender"), or at such other place as the Lender may designate to the Borrower in writing from time to time, in legal tender of the United States, the Amount of Note, as set forth above, together with interest at the Interest Rate, as set forth in Section 1 below, on the Amount of Note until this Note is paid in full. Except as otherwise defined herein, all capitalized terms shall have the meanings ascribed to them in the Loan Agreement (as herein defined).

1. INTEREST RATE
   -------------

The "Interest Rate" is shall be equal to: (1) the Prime Rate, as defined herein, charged by the Lender, minus one quarter of one percent (.25%), or
(2) a fixed rate equal to the Quoted LIBOR Rate plus two and one-half percent (2.50%) per annum, as elected by Borrower pursuant to the Asset Based Loan and Security Agreement between Lender and Borrower ("Loan Agreement"), as defined and determined under the Loan Agreement.

Interest shall be computed daily for the actual number of days elapsed over a year of 360 days. As used herein, the Prime Rate is that percentage rate of interest calculated on the basis of a 360-day year which is established by Lender from time to time as its Prime Rate, which is in effect until the new rate is established and which provides a base to which loan rates may be referenced; it is not necessarily the Lender's lowest loan rate. In the event of a change in such Prime Rate, the interest rate hereunder shall be adjusted accordingly, and such adjustment shall become effective on the date such Prime Rate changes. The Quoted LIBOR Rate shall be as defined in the Loan Agreement.

2. AMORTIZATION PERIOD
   -------------------

The "Amortization Period" shall be four (4) years from the date of this Note.

3. PRINCIPAL AND INTEREST PAYMENTS
   -------------------------------

Payments of principal in the amount of $20,833.00 each plus all accrued interest shall be due and payable monthly commencing on March 1, 1995, and continuing on the 1st day of each and every calendar month thereafter until this Note is paid in full. Unless sooner paid, the entire outstanding principal balance and all accrued, unpaid interest hereunder shall be due and payable on the Maturity Date.

Borrower shall pay a late payment premium of five percent (5%) of any principal or interest payment made more than ten (10) days after the Borrower receives written notice of nonpayment, which shall be due with any such late payment.

All payments made by the Borrower shall be applied monthly, first to reimburse Lender, if required, for any costs incurred by the Lender under any other document executed as collateral security for this Note; second, to interest which is then due and payable; third, to the payment of late charges provided herein; and the balance to principal, until the principal and interest has been paid in full.

4. PREPAYMENT
   ----------

The Borrower shall have the right to prepay all or any part of the Amount of Note outstanding for which Borrower has made the Prime Rate Election (as defined in the Loan Agreement), together with all accrued interest thereon at any time without penalty. Any partial prepayments of principal shall be applied against installments of principal due hereunder in inverse order of maturity.

Borrower may not prepay all or any portion of the Amount of Note outstanding during any Interest Period (as defined in the Loan Agreement) for which Borrower has made a LIBOR Rate Election (as defined in the Loan Agreement). If the Lender has elected to accelerate the repayment in the case of the occurrence of an Event of Default, or in the case of casualty as set out in the Loan Agreement, then Lender may, at its sole option:

     (i) elect to delay any mandatory prepayments of any LIBOR Rate Elections for a period up to the expiration of the then-current Interest Period or Interest Periods, as applicable, in order to coordinate the prepayment date with the last day of the applicable Interest Periods; or

     (ii) require prepayment by Borrower, in which case the Borrower shall pay to the Lender, immediately upon demand, in addition to all principal and accrued interest due on the Note, a prepayment charge, computed solely by the Lender, in the amount necessary to compensate the Lender for reasonable losses, expenses and liabilities the Lender may sustain as a result of such prepayment, including, without limitation, any losses and expenses arising from the liquidation or reemployment of deposits acquired to fund or maintain the principal amount prepaid. In calculating the amount of such a prepayment charge, the Lender's determination of the amount of such reimbursement shall be conclusive in the absence of manifest error. Upon request, Lender shall provide Borrower with documentation supporting the Lender's calculation of the prepayment charge.

5. LOAN AGREEMENT; COLLATERAL
   --------------------------

This Note is issued under and entitled to the benefits of a Loan Agreement of even date herewith ("Loan Agreement") among Lender and the Borrower, to which Loan Agreement reference is hereby made for a statement of the rights in respect thereto of the holder of this Note.

This Note will be secured by the collateral identified and described in
Section 2 of the Loan Agreement (the "Collateral"), to which section reference is hereby made for a statement of the rights in respect thereto of the holder of this Note.

6. DEFAULT
   -------

Upon the occurrence of any event constituting an Event of Default under the terms of the Loan Agreement, the entire balance of the principal and interest upon this Note then owing and unpaid, at the option of the holder hereof, immediately shall become due and payable. Delay on the part of the holder of this Note in execution of the right to declare this obligation due shall not be a waiver thereof.

After an Event of Default, the Amount of Note outstanding shall bear interest at three percent (3%) per annum in excess of the Interest Rate in effect from time to time, each change in such rate to be effective as of the date of such changes.

Should the indebtedness represented by this Note or any part thereof be collected at law or in equity, or in bankruptcy, receivership or any other court proceedings (whether at the trial or appellate level), or should this Note be placed in the hands of attorneys for collection upon the occurrence of an Event of Default, the Borrower agrees to pay, in addition to the principal, premium and interest due and payable hereon, all costs of collection, including reasonable attorneys' fees and expenses.

All parties to this Note, whether the Borrower, principal, surety, guarantor or endorser, hereby jointly and severally waive presentment for payment, demand, protest, notice of protest, notice of dishonor and any other notice required to be given by law in connection with the delivery, acceptance, performance, default or enforcement of this Note or any endorsement or guaranty of this Note, and consent to all forbearance or waiver of any term hereof or release or discharge by the holder hereof of the Borrower, guarantors, endorsers, or sureties of the release, substitution or exchange of any security for the payment hereof or the failure to act on the part of the holder or any other indulgence shown by the holder from time to time, in one or more instances (without notice to or further assent from the Borrower, guarantors, endorsers or sureties) and the Borrower, guarantors, endorsers or sureties agree that no such action, failure to act or failure to exercise any right or remedy on the part of the holder shall in any way affect or impair the obligations of the Borrower hereunder or of any guarantors, endorsers or sureties or be construed as a waiver by the holder of or otherwise affect any of the holder's rights under this Note, under any endorsement or guaranty of this Note or under any document or instrument evidencing any security for payment of this Note.

7. MODIFICATION
   ------------

This Note may not be changed orally, but only by an agreement in writing, signed by the party against whom enforcement of any change or modification is sought.

8. LIMITATION ON INTEREST
   ----------------------

Anything herein to the contrary notwithstanding, the obligations of the Borrower under this Note shall be subject to the limitation that payments of interest shall not be required to the extent that receipt of any such payment by the Lender would be contrary to provisions of law applicable to the Lender limiting the maximum rate of interest that may be charged or collected by the Lender.

9. GOVERNING LAW
   -------------

This Note shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of Ohio.

10. WAIVER OF JURY TRIAL
    --------------------

As a specifically bargained inducement for Lender to extend credit to the Borrower, the Borrower hereby expressly waives the right to trial by jury in any lawsuit or proceeding related to this Note or arising in any way from the indebtedness or transactions involving the Lender and the Borrower.

11. CONFESSION OF JUDGMENT
    ----------------------

The Borrower authorizes any attorney-of-law to appear in any court of record in Hamilton County or Montgomery County, Ohio, or in any court of record in the jurisdiction in which the Borrower against which or whom a judgment is then sought may then reside, or in any court of record in the jurisdiction in which the property described in the Collateral is located, after the indebtedness evidenced hereby becomes due, and to waive the issuing and service of process and to confess judgment against the Borrower in favor of the Lender for the amount then appearing due, together with costs of suit and thereupon to release all errors and waive all rights of appeal and stay of execution.

     WARNING: BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE
     AND COURT TRIAL.  IF YOU DO NOT PAY ON TIME, A COURT JUDGMENT MAY
     BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS
     OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON ITS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

     IN WITNESS WHEREOF, the Borrower has executed and delivered this Note on the day and year first above written.

                                       Borrower:

                                       LYTTON INCORPORATED, a
                                       Delaware corporation

                                           /s/ David Watts

                                       By---------------------------------
                                           DAVID WATTS
                                       Its Chief Financial Officer

STATE OF OHIO, COUNTY OF MONTGOMERY, SS:

     The foregoing instrument was acknowledged before me this 9th day of February, 2000, by David Watts, the Chief Financial Officer of Lytton Incorporated, a Delaware corporation, on behalf of said corporation.

                                       /s/ M. Shannon Martin

                                       -----------------------------------
                                       Attorney at Law, Ohio